EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 1998 relating to the financial statements, which appears in BankUnited Financial Corporation's Annual Report on Form 10-K for the year ended September 30, 1998.

/s/  PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Miami, Florida
October 8, 1999